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                                  June 26, 1995

Consolidated Freightways, Inc.
3240 Hillview Avenue
Palo Alto, California  94304

Ladies and Gentlemen:

     We have acted as special counsel to Consolidated Freightways, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to $105,000,000 aggregate initial public offering price of its (i) senior debt securities (the "Senior Debt Securities"),
(ii) subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"), (iii) shares of common stock, par value $.625 per share (the "Common Stock"), (iv) shares of preferred stock, no par value (the "Preferred Stock"), (v) depositary shares (the "Depositary Shares") representing shares of Preferred Stock, which Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") and (vi) warrants to purchase Common Stock (the "Warrants"). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are

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hereinafter collectively referred to as the "Securities".  The Senior Debt
Securities will be issuable under an indenture (the "Senior Indenture") to be entered into between the Company and Bank One, Columbus, NA, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issuable under an Indenture (the "Subordinated Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Subordinated Trustee").

     As special counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that:

     (i) When (a) appropriate corporate action has been taken by the Company to authorize the execution and delivery of the Senior Indenture, (b) the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee, (c) appropriate


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action is taken by the Company to authorize the issuance and establish, in accordance with the Senior Indenture, the terms of the Senior Debt Securities and (d) the Senior Debt Securities are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Trustee, all in the manner provided for in the Senior Indenture and such action, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Senior Indenture will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

    (ii) When (a) appropriate corporate action has been taken by the Company to authorize the execution and delivery of the Subordinated Indenture, (b) the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee, (c) appropriate action is taken by the Company to authorize the issuance and establish, in accordance with the Subordinated Indenture, the terms of the Subordinated Debt Securities and (d) the Subordinated Debt Securities are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Trustee, all in the manner provided for in the Subordinated Indenture and such action, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in


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accordance with their terms, and the Subordinated Indenture will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

   (iii) When appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock, and when such shares of Common Stock shall have been duly issued and delivered by the Company against payment of the consideration therefor and in accordance with such corporate action, such Common Stock will be validly issued, fully paid and non-assessable.

    (iv) When appropriate corporate action has been taken by the Company to authorize the issuance of one or more series of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of one or more certificates of designations relating thereto with the Secretary of State of the State of Delaware, and when such certificates of designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware and such Preferred Stock with the terms so fixed shall have been duly issued and delivered by the Company against payment of the consideration therefor or for Depositary Shares representing interests therein in accordance with such corporate action, such Preferred Stock will be validly issued, fully paid and nonassessable.


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     (v)  When (a) appropriate corporate action has been taken by the Company to authorize the form, execution and delivery of a deposit agreement (including a form of Depositary Receipt) (a "Deposit Agreement") with respect to Depositary Shares to be entered into between the Company and a depositary (the "Depositary"), (b) such Deposit Agreement has been duly executed and delivered by the Company and the Depositary, (c) duly authorized and validly issued, fully paid and nonassessable shares of Preferred Stock represented by Depositary
Shares are deposited pursuant to the Deposit Agreement in accordance with appropriate corporate action taken by the Company, (d) appropriate corporate action has been taken by the Company to authorize the issuance and deposit of Preferred Stock with the applicable depositary pursuant to a Deposit Agreement and the issuance of the Depositary Shares representing interest therein, and
(e) such Preferred Stock shall have been duly and validly issued and so deposited and such depositary shall have duly issued and delivered depositary receipts evidencing such Depositary Shares against payment of the consideration therefor in accordance with such corporate action, such Deposit Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, and such Depositary Shares will represent valid interests in the Preferred Stock so deposited and the related Depositary
Receipts will entitle the holders thereof to the benefits provided therein and in the applicable Deposit Agreement.


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    (vi)  When appropriate corporate action has been taken by the Company to authorize the form, execution and delivery of a warrant agreement (each, a "Warrant Agreement") with respect to the Warrants (including a form of warrant certificate) to be entered into between the Company and the applicable warrant agent, and the issuance of one or more issues of Warrants under such Warrant Agreement and to fix the terms thereof, and when such Warrant Agreement shall have been duly executed and delivered by the Company and the applicable warrant agent and the Warrants with the terms so fixed shall have been duly countersigned by such warrant agent and duly issued and delivered by the Company under such Warrant Agreement against payment therefor and in accordance with such corporate action, such Warrant Agreement will constitute a valid and binding agreement of the Company, and such Warrants will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their terms.

     With respect to enforcement, the above opinions are qualified to the extent that such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and further to the extent that the enforcement of any Securities denominated in a currency or currency unit other than United States dollars may be limited by requirements that a claim (or foreign currency


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judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the terms of the Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.

     With respect to the matters contained in paragraphs (i), (ii) and (iii) above, we express no opinion as to the enforceability of provisions of the Indenture or the Debt Securities which provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.

     We are members of the bar of the States of California and New York and the foregoing opinion is limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we express no opinion with respect to matters arising under the laws of any other jurisdiction.


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     We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.


                                       Very truly yours,


                                       /s/ Brown & Wood



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